UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 12, 2012

International Paper Company

(Exact name of registrant as specified in its charter)

Commission file number 1-3157

New York	13-0872805
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

6400 Poplar Avenue, Memphis, Tennessee	38197
(Address of principal executive offices)	(ZIP Code)

Registrant’s telephone number, including area code: (901) 419-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

The information in Item 7.01 of this Report, including the exhibit, is being furnished pursuant to Item 7.01 of Form 8-K and General Instruction B.2 thereunder. Such information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

SECTION 1. REGISTRANT’S BUSINESS AND OPERATIONS.

Item 1.01.	Entry into a Material Definitive Agreement.

On December 12, 2012, International Paper Company (the “Company”) entered into a Purchase Agreement (the “Agreement”) with Georgia-Pacific Building Products LLC, a Delaware limited liability company (the “Purchaser”), and Georgia-Pacific LLC, a Delaware limited liability company (“GP”), under which (a) the Company will sell to the Purchaser certain assets used in connection with, as well as certain equity interests relating to, the building products business (the “Business”) of TIN Inc., a wholly owned subsidiary of Temple-Inland Inc., a wholly owned subsidiary of the Company, for an aggregate purchase price of $750 million in cash (and the Purchaser’s assumption of certain related liabilities), subject to certain pre- and post-closing adjustments, and (b) GP will guarantee the obligations of the Purchaser under the Agreement.

The assets to be sold include 16 manufacturing facilities: five solid wood mills, four particleboard plants, two medium-density fiberboard plants, one fiberboard plant and four gypsum wallboard plants. The facilities are located across eight states, primarily in the southeastern and eastern portions of the United States, with access to five of the top 12 housing markets.

The transaction is expected to be completed in the first quarter of 2013, subject to satisfaction of various closing conditions, including obtaining required governmental approvals. The Agreement contains customary representations, warranties, covenants, and indemnities and provides that the parties may terminate the transaction by mutual agreement. The Agreement contemplates that, upon the closing of the transaction, certain ancillary agreements will be executed pursuant to which the Company and the Purchaser will provide each other with certain post-closing transition and other services and products associated with the Business.

A copy of the Agreement will be filed as an exhibit to the Company’s annual report on Form 10-K for the fiscal year ending December 31, 2012.

SECTION 7. REGULATION FD DISCLOSURE.

Item 7.01.	Regulation FD Disclosure.

On December 13, 2012, the Company issued a press release announcing the transaction described above under Item 1.01. Attached as Exhibit 99.1 and incorporated herein by reference is a copy of the press release.

SECTION 9. FINANCIAL STATEMENTS AND EXHIBITS.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits. The following exhibit is being furnished as part of this Report.

Exhibit Number	Description

99.1	Press Release of International Paper Company dated December 13, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

International Paper Company

Date: December 13, 2012	By:	/s/ SHARON R. RYAN
	Name:	Sharon R. Ryan
	Title:	Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of International Paper Company dated December 13, 2012.

E-1